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Exhibit 99.3

INDEPENDENT AUDITORS' REPORT

         Board of Directors and Shareholders
Pacific Western National Bank

        We have audited the accompanying statements of financial condition of Pacific Western National Bank as of December 31, 2000 and 1999, and the related statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Western National Bank as of December 31, 2000 and 1999, and the results of its operations, and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles.

VAVRINEK, TRINE, DAY & CO., LLP

Laguna Hills, California
January 8, 2001, except for Note 14 which is dated August 22, 2001

PACIFIC WESTERN NATIONAL BANK

STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2000 and 1999

	2000	1999
ASSETS
Cash and Due from Banks	$12,187,734	$7,878,085
Federal Funds Sold	2,800,000	300,000

Total Cash and Cash Equivalents	14,987,734	8,178,085
Investment Securities Available for Sale	5,504,001	7,258,813
Loans, Net of Unearned Income and Deferred Loan Fees	165,835,425	134,953,182
Allowance for Loan Losses	(1,791,215)	(1,494,568)

Net Loans	164,044,210	133,458,614
Bank Premises and Equipment	2,720,222	5,067,564
Federal Reserve Bank and Federal Home Loan Bank Stock, at cost	261,350	585,650
Accrued Interest Receivable and Other Assets	2,693,214	1,780,246

Total Assets	$190,210,731	$156,328,972

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand Deposits	$33,455,668	$22,380,581
NOW Accounts	19,317,694	15,529,421
Money Market and Savings	53,813,750	57,603,451
Certificates of Deposit:
Under $100,000	31,334,555	21,896,829
$100,000 and Over	33,688,535	18,514,710

Total Deposits	171,610,202	135,924,992
Federal Funds Purchased	—	3,500,000
Accrued Interest Payable and Other Liabilities	938,597	1,367,517

Total Liabilities	172,548,799	140,792,509

Commitments—Note 7
Shareholders' Equity
Common Stock—$1.67 Par Value; Authorized 2,000,000 Shares; Issued and Outstanding, 877,404 in 2000 and 835,698 Shares in 1999	1,463,188	1,393,539
Paid-in Capital	4,986,491	4,190,741
Retained Earnings	11,208,103	9,955,061
Accumulated Other Comprehensive Income	4,150	(2,878)

Total Shareholders' Equity	17,661,932	15,536,463

Total Liabilities and Shareholders' Equity	$190,210,731	$156,328,972

The accompanying notes are an integral part of these financial statements.

PACIFIC WESTERN NATIONAL BANK

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, and 1998

	2000	1999	1998
Interest Income
Interest and Fees on Loans	$16,430,394	$12,440,445	$8,867,873
Interest on Investment Securities	433,840	540,249	877,862
Other Interest Income	503,463	296,814	599,639

Total Interest Income	17,367,697	13,277,508	10,345,374
Interest Expense
Interest on Deposits	5,641,096	3,633,248	2,744,135
Other	9,470	2,541	434

Total Interest Expense	5,650,566	3,635,789	2,744,569

Net Interest Income	11,717,131	9,641,719	7,600,805
Provision for Loan Losses	840,000	750,000	522,500

Net Interest Income After Provision for Loan Losses	10,877,131	8,891,719	7,078,305
Other Income
Service Charges on Deposit Accounts	847,345	864,959	908,697
Other Service Charges and Income	241,830	253,010	227,369
Gain on Sale of Loans	109,405	—	197,719
Gain on Sale of Bank Premises and Equipment	—	28,047	—

	1,198,580	1,146,016	1,333,785

Other Expenses
Salaries and Employee Benefits	4,022,046	3,536,362	3,236,417
Occupancy Expenses	656,325	535,980	435,835
Furniture and Equipment Expenses	939,559	724,091	472,485
Stationery and Other Office Expenses	699,890	533,045	431,885
Data Processing and Other Professional Services	1,290,605	1,121,750	989,524
Advertising and Business Promotion Expense	354,889	347,483	304,823
Other Expenses	530,779	496,443	441,030

	8,494,093	7,295,154	6,311,999

Income Before Income Taxes	3,581,618	2,742,581	2,100,091
Income Taxes	1,461,540	1,126,410	846,200

Net Income	$2,120,078	$1,616,171	$1,253,891

Earnings Per Share
Net Income—Basic	$2.30	$1.75	$1.36
Net Income—Diluted	$2.25	$1.72	$1.33

The accompanying notes are an integral part of these financial statements.

PACIFIC WESTERN NATIONAL BANK

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, and 1998

	Shares	Common Stock	Paid-In Capital	Comprehensive Income	Retained Earnings	Accumulated Other Comprehensive Income
Balance, January 1, 1998	758,125	$1,263,992	$2,576,780		$8,831,469	$47,834
Five Percent Stock Dividend	37,844	63,200	826,135		(889,334)
Cash Paid in Lieu of Fractional Shares					(1,464)
Comprehensive Income:
Unrealized Gain on Securities Available for Sale, Net of Taxes of $20,560				$28,025	28,025	28,025
Net Income for the Year				1,253,891	1,253,891

Total Comprehensive Income				$1,281,916

Balance, December 31, 1998	795,969	1,327,192	3,402,915		9,194,562	75,859
Five Percent Stock Dividend	39,729	66,347	787,826	(854,173)	(854,173)
Cash Paid in Lieu of Fractional Shares					(1,499)
Comprehensive Income:
Unrealized Loss on Securities Available for Sale, Net of Taxes of $55,476				$(78,737)		(78,737)
Net Income for the Year				1,616,171	1,616,171

Total Comprehensive Income				$1,537,434

Balance, December 31, 1999	835,698	1,393,539	4,190,741		9,955,061	(2,878)
Five Percent Stock Dividend	41,706	69,649	795,750		(865,399)
Cash Paid in Lieu of Fractional Shares					(1,637)
Comprehensive Income:
Unrealized Gain on Securities Available for Sale, Net of Taxes of $4,883				$7,028		7,028
Net Income for the Year				2,120,078	2,120,078

Total Comprehensive Income				$2,127,106

Balance, December 31, 2000	877,404	$1,463,188	$4,986,491		$11,208,103	$4,150

The accompanying notes are an intergral part of these financial statements.

PACIFIC WESTERN NATIONAL BANK

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, and 1998

	2000	1999	1998
Cash Flows From Operating Activities
Net Income	$2,120,078	$1,616,171	$1,253,891
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	630,599	583,693	393,693
Premium (Discount) Amortization on Investments	14,485	50,027	(83,489)
Provision for Loan Losses	840,000	750,000	522,500
Gain on Sale of Bank Premises and Equipment	—	(28,047)	—
Gain on Sale of Loans	(109,405)	—	(197,719)
Deferred Income Taxes	(174,000)	(133,000)	(36,000)
Net Change in Other Assets and Liabilities	(1,067,727)	(36,577)	1,043,581

Net Cash Provided by Operating Activities	2,254,030	2,802,267	2,896,457
Cash Flows From Investing Activities
Proceeds From Sales and Maturities of Investment Securities	1,755,666	6,287,177	17,742,423
Purchase of Investment Securities	(2,787,676)	(8,931,142)
Net Change in Federal Reserve Bank and Federal Home Loan Stock	324,300	(443,700)	(26,700)
Net Increase in Loans	(29,625,596)	(40,145,258)	(23,101,960)
Proceeds From Sale of Bank Premises and Equipment	964,723	504,791	—
Expenditures For Bank Premises and Equipment	(1,047,047)	(3,143,741)	(749,183)

Net Cash Used in Investing Activities	(27,627,954)	(39,728,407)	(15,066,562)
Cash Flows From Financing Activities
Net Change in Federal Funds	(3,500,000)	3,500,000	—
Net Increase in Demand Accounts, Money Market, NOW and Savings Accounts	11,073,659	13,537,848	10,948,292
Net Increase in Certificates of Deposit	24,611,551	13,656,354	5,047,055
Cash Paid in Lieu of Fractional Shares	(1,637)	(1,499)	(1,464)

Net Cash Provided by Financing Activities	32,183,573	30,692,703	15,993,883

Net Increase (Decrease) in Cash and Cash Equivalents	6,809,649	(6,233,437)	3,823,778
Cash and Cash Equivalents, Beginning of Year	8,178,085	14,411,522	10,587,744

Cash and Cash Equivalents, End of Year	$14,987,734	$8,178,085	$14,411,522

Supplemental Disclosures of Cash Flow Information
Interest Payments	$5,770,953	$3,250,862	$2,621,119
Income Tax Payments	$1,562,925	$1,518,366	$977,434
Net Change in Valuation Allowance For Investment Securities	$7,028	$78,737	$28,025
Reclassification from Retained Earnings to Common Stock for Stock Dividend	$865,399	$854,173	$889,334

The accompanying notes are an integral part of these financial statements.

PACIFIC WESTERN NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, and 1998

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

        Pacific Western National Bank has been organized and operates as a single operating segment. The Bank maintains three branches in Los Angeles County and one in Orange County. The Bank's primary source of revenue is providing loans to customers, who are predominately small and middle-market businesses and individuals.

Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

        For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

Cash and Due From Banks

        Banking regulations require that all banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank. The Bank complied with the reserve requirements as of December 31, 2000.

        The Bank maintains amounts due from banks, which exceed federally insured limits. The Bank has not experienced any losses in such accounts.

Investment Securities

        The Bank applies Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities", which addresses the accounting for investments in equity securities that have readily determinable fair values and for investments in all debt securities. Pursuant to SFAS No. 115, Securities are classified in three categories and accounted for as follows: Debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity and are measured at amortized cost; debt and equity securities bought and held principally for the purpose of selling in the near term are classified as trading securities and are measured at fair value, with unrealized gains and losses included in earnings; debt and equity securities not classified as either held-to-maturity or trading securities are deemed available-for-sale and are measured at fair value, with unrealized gains and losses, net of applicable taxes, reported in a separate component of stockholders' equity.

Loans and Interest on Loans

        Loans are reported at the principal amount outstanding, net of any deferred loan origination fee income and deferred direct loan origination costs, and net of any unearned interest on discounted loans. Deferred loan origination fee income and direct loan origination costs are amortized to interest income over the life of the loan using the interest method. Interest on loans is accrued to income daily based upon the outstanding principal balances.

        Loans for which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on such loans is discontinued when there exists a reasonable doubt as to the full and timely collection of either principal or interest. Income on such loans is then only recognized to the extent that cash is received and where the future collection of principal is probable. Accrual of interest is resumed only when principal and interest are brought fully current and when such loans are considered to be collectible as to both principal and interest.

        For impairment recognized in accordance with Financial Accounting Standards Board (FASB) SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS No. 114), as amended by SFAS No. 118, the entire change in the present value of expected cash flows is reported as either provision for loan losses in the same manner in which impairment initially was recognized, or as a reduction in the amount of provision for loan losses that otherwise would be reported.

Allowance For Loan Losses

        The allowance for loan losses is established by a provision charged to current period income. Loan losses are charged against the allowance when the loan's principal is deemed uncollectible. Loan recoveries are only recognized to the extent that cash is received. The allowance is maintained at a level considered adequate, in management's judgment, to provide for loan losses that can be reasonably anticipated. The evaluation of the adequacy of the allowance takes into consideration several factors including but not exclusively, current economic conditions, historical loan loss experience, and factors affecting collectibility on specific borrowers based upon regular credit reviews.

Premises and Equipment

        Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives, which ranges from three to ten years for furniture and fixtures and forty years for buildings. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter. Expenditures for betterments or major repairs are capitalized and those for ordinary repairs and maintenance are charged to operations as incurred.

Income Taxes

        Provisions for income taxes are based on amounts reported in the statements of income (after exclusion of nontaxable income such as interest on state and municipal securities) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred taxes are computed on the liability method as prescribed in SFAS No. 109, "Accounting for Income Taxes".

Comprehensive Income

        Beginning in 1998, the Bank adopted SFAS No. 130, "Reporting Comprehensive Income", which requires the disclosure of comprehensive income and its components. Changes in unrealized gain (loss) on available-for-sale securities net of income taxes is the only component of accumulated other comprehensive income for the Bank.

Earnings Per Shares (EPS)

        Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Disclosure About Fair Value of Financial Instruments

        SFAS No. 107 specifies the disclosure of the estimated fair value of financial instruments. The Bank's estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies.

        However, considerable judgment is required to develop the estimates of fair value. Accordingly, the estimates are not necessarily indicative of the amounts the Bank could have realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since the balance sheet date and, therefore, current estimates of fair value may differ significantly from the amounts presented in the accompanying Notes.

Stock-Based Compensation

        SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, banks to record compensation cost for stock-based employee compensation plans at fair value. The Bank has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Bank's stock at the date of the grant over the amount an employee must pay to acquire the stock. The pro forma effects of adoption are disclosed in Note 10.

Current Accounting Pronouncements

        In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (as amended in 2000 by SFAS No. 138). This Statement establishes accounting and reporting standards for derivative instruments and for hedging activities. This new standard was originally effective for 2000. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities—Deferral of the Effective Date of FASB Statement No. 133". This Statement establishes the effective date of SFAS No. 133 for 2001. SFAS 133 is not expected to have a material impact on the Bank's financial statements.

Reclassifications

        Certain reclassifications were made to prior years' presentations to conform to the current year. These reclassifications are of a normal recurring nature.

NOTE 2—INVESTMENTS

        The amortized cost and fair values of investment securities available for sale at December 31, 2000 were:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Obligations of U.S. Government Agencies and Corporations	$3,000,000	$179	$(4,375)	$2,995,804
Municipal Securities	760,644	1,921	(10,212)	752,353
Mortgage-Backed Securities	1,425,127	12,547	(1,607)	1,436,067
Other Securities	311,195	8,582	—	319,777

	$5,496,966	$23,229	$(16,194)	$5,504,001

        The amortized cost and fair values of investment securities available for sale at December 31, 1999 were:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Obligations of U.S. Government Agencies and Corporations	$4,000,000	$1,562	$(28,438)	$3,973,124
Municipal Securities	1,198,282	6,204	(2,611)	1,201,875
Mortgage-Backed Securities	1,682,493	6,414	(385)	1,688,522
Other Securities	382,915	12,377	—	395,292

	$7,263,690	$26,557	$(31,434)	$7,258,813

        The amortized cost and fair values of investment securities available for sale at December 31, 2000, by expected maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Due in One Year or Less	$86,422	$86,544
Due After One Year but Less Than Five Years	3,674,222	3,661,613
Mortgage-Backed Securities	1,425,127	1,436,067
Other Securities	311,195	319,777

	$5,496,966	$5,504,001

        Securities with a carrying value of $5,127,467 and $6,454,726 at December 31, 2000 and 1999, respectively, were pledged to secure public deposits, short-term borrowings and lines-of-credit, or other items required by law.

NOTE 3—LOANS AND THE RELATED ALLOWANCE FOR LOAN LOSSES

        The Bank's loan portfolio consists primarily of loans to borrowers within the counties of Los Angeles and Orange. Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate is among the principal industries in the Bank's market area and, as a result, the Bank's loan and collateral portfolios are, to some degree, concentrated in that industry. The majority of the Bank's consumer loans are auto loans purchased through automobile dealers.

        The following is a summary of the major components of loans outstanding at December 31, 2000 and 1999:

	December 31,
	2000	1999
Consumer Loans—Primarily Auto Financing	$53,123,649	$45,171,032
Commercial Loans	28,053,092	18,687,036
Real Estate Loans—Construction Financing	33,737,927	29,467,804
Real Estate Loans—Other	52,502,349	44,496,186

Total Loans	167,417,017	137,822,058
Unearned Interest on Discounted Loans	(933,022)	(2,262,803)
Net Deferred Loan Fees	(648,570)	(606,073)

	$165,835,425	$134,953,182

        Changes in the allowance for possible loan losses as of December 31:

	2000	1999	1998
Balance at Beginning of Year	$1,494,568	$1,157,534	$1,127,100
Provisions Charged to Operating Expense	840,000	750,000	522,500
Recovery of Principal on Loans Previously Charged Off	125,790	160,612	124,003
Principal on Loans Charged Off	(669,143)	(573,578)	(616,069)

Balance at End of Year	$1,791,215	$1,494,568	$1,157,534

        The following is a summary of the investment in impaired loans, the related allowance for loan losses, and income recognized thereon as of December 31:

	2000	1999	1998
Recorded Investment in Impaired Loans	$304,664	$170,071	$98,972

Related Allowance for Loan Losses	$5,000	$5,000	$3,000

Average Recorded Investment in Impaired Loans	$353,000	$135,000	$191,000

Interest Income Recognized for Cash Payments	None	None	None

NOTE 4—BANK PREMISES AND EQUIPMENT

        Bank premises and equipment at December 31, consist of the following:

	2000	1999
Land	$453,024	$453,024
Bank Premises	892,777	892,777
Leasehold Improvements	1,621,323	1,236,829
Furniture, Fixtures and Equipment	3,151,636	2,626,746
Bank Automobiles	187,280	150,007
Construction in Process	—	2,723,459

	6,306,040	8,082,842
Less: Accumulated Depreciation and Amortization	(3,585,818)	(3,015,278)

	$2,720,222	$5,067,564

        During 1999 and 2000 the Bank constructed a building to house a new branch and administrative center in Brea California. This facility was completed and occupied in early 2000. The Bank has entered into a sale-leaseback transaction subject to a 20-year lease with two 10-year options to renew. The Bank received a below market rate on the rent for the initial term as part of overall sales consideration. Prepaid rent of approximately $559,000 at December 31, 2000 is included in other assets and will be amortized to lease expense over the initial term of the lease.

        The Bank possesses premises and equipment under noncancelable long-term operating leases expiring on various dates through 2011 with renewal options through 2021. At December 31, 2000, the approximate future minimum rental commitments under these leases are as follows:

2001	$352,000
2002	325,000
2003	267,000
2004	267,000
2005	267,000
Thereafter	3,340,000

Total	$4,818,000

        Rental payments for premises charged to operating expense amounted to approximately $347,000, $193,000, and $162,000 for the years ended December 31, 2000, 1999, and 1998, respectively.

NOTE 5—DEPOSITS

        At December 31, 2000, the scheduled maturities of certificates of deposit are as follows:

Due in One Year	$61,454,718
Due After One Year But Less Than Five Years	3,568,372

$65,023,090

        Interest expense as of December 31, relating to interest bearing deposits and other borrowings is as follows:

	2000	1999	1998
Interest on Money Market and NOW Accounts	$476,134	$364,915	$269,195
Interest Savings Accounts	1,805,948	1,595,958	1,392,494
Interest on Certificates of Deposit Under $100,000	1,796,067	756,276	632,135
Interest on Certificates of Deposit of $100,000 or More	1,562,947	916,099	450,745
Interest on Short-Term Borrowings	9,470	2,541	—

	$5,650,566	$3,635,789	$2,744,569

NOTE 6—INCOME TAXES

        The provisions for income tax for the years ended December 31, 2000, 1999, and 1998, were as follows:

	2000	1999	1998
Current
Federal	$1,209,375	$915,125	$675,000
State	426,165	344,285	207,200

	1,635,540	1,259,410	882,200
Deferred	(174,000)	(133,000)	(36,000)

	$1,461,540	$1,126,410	$846,200

        The provision for income taxes for 2000, 1999, and 1998 reflects effective rates of 40.8%, 41.1% and 40.3%, respectively. A reconciliation of the statutory income tax of 34% to the income tax provision is as follows:

	2000	1999	1998
Federal Income Tax at the Statutory Rate	$1,217,000	$932,000	$714,000
State Franchise Tax, Net of the Federal Income Tax Benefit	256,000	196,000	136,000
Tax Exempt Interest	(20,000)	(26,000)	(18,000)
Other	8,540	24,410	14,200

Total Income Tax Provision	$1,461,540	$1,126,410	$846,200

        Deferred taxes arise primarily from timing differences in the recognition of income and expenses for tax and financial reporting purposes.

        The following is a summary of the components of the net deferred tax assets included in other assets on the balance sheet:

	2000	1999
Deferred Tax Assets:
Allowance for Loan Losses Due to Tax Limitations	$457,000	$381,000
Premises and Equipment Due to Depreciation Difference	107,000	43,000
Other Assets/Liabilities	149,000	123,000

Net Deferred Taxes	$713,000	$547,000

NOTE 7—COMMITMENTS AND CONTINGENCIES

        In the normal course of business, the Bank is a party to financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit and standby and commercial letters of credit. To varying degrees, these instruments involve elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. At December 31, 2000 and 1999, the Bank had commitments of approximately $35,663,000 and $27,148,000, respectively.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, income-producing commercial properties, residential properties and properties under construction.

        Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

        The Bank is involved in various litigation. In the opinion of management and the Bank's legal counsel, the disposition of all litigation pending will not have a material effect on the Bank's financial statements.

NOTE 8—TRANSACTIONS WITH DIRECTORS

        In the ordinary course of business, the Bank has granted loans to certain directors and the companies with which they are associated. In the Bank's opinion, all loans and loan commitments to such parties are made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The balance of these loans outstanding was approximately $878,000, $1,041,000, and $2,100,000, at December 31, 2000, 1999 and 1998, respectively.

        Legal fees of approximately $60,000, $94,000, and $95,000, were paid during 2000, 1999, and 1998 to a law firm with which a director of the Bank is affiliated.

NOTE 9—RISK-BASED CAPITAL ADEQUACY

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2000, that the Bank meets all capital adequacy requirements to which it is subject.

        As of December 31, 2000, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action (there are no conditions or events since that notification that management believes have changed the Bank's category). To be categorized as well-capitalized, the Bank must maintain minimum ratios as set forth in the table below. The following table also sets forth the Bank's actual capital amounts and ratios (dollar amounts in thousands):

			Amount of Capital Required
	Actual		For Capital Adequacy Purposes		To Be Well- Capitalized Under Prompt Corrective Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2000:
Total Capital (to Risk-Weighted Assets)	$19,360	11.25%	$13,769	8.0%	$17,211	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$17,568	10.21%	$6,885	4.0%	$10,327	6.0%
Tier 1 Capital (to Average Assets)	$17,568	9.36%	$7,509	4.0%	$9,386	5.0%
As of December 31, 1999:
Total Capital (to Risk-Weighted Assets)	$16,860	11.53%	$11,693	8.0%	$14,616	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$15,365	10.51%	$5,847	4.0%	$8,770	6.0%
Tier 1 Capital (to Average Assets)	$15,365	10.13%	$6,067	4.0%	$7,584	5.0%

        The Bank is restricted as to the amount of dividends which can be paid. Dividends declared by national banks that exceed the net income (as defined) for the current year plus retained net income for the preceding two years must be approved by the OCC. The Bank may not pay dividends that would result in its capital levels being reduced below the minimum requirements shown above.

NOTE 10—STOCK OPTION PLAN

        At December 31, 2000, the Bank had a fixed option plan under which 123,765 shares of the Bank's common stock, retroactively adjusted for stock splits, may be issued at not less than 100% of the fair value at the date the options are granted. The Bank applies APB Opinion No. 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans.

        The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions; risk-free rates of 6% in 2000, 5.0% in 1999 and 4.5% in 1998, volatility of 5% and expected lives of 5 years in 2000 and 1999 and three years in 1998. The weighted-average fair value of options granted was $5.10 in 2000, $5.74 in 1999 and $5.94 in 1998.

        A summary of the status of the Bank's fixed stock option plan, retroactively adjusted for the stock split, as of December 31, 2000, 1999, and 1998 and changes during the years ending on those dates is presented below:

	2000		1999		1998
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at Beginning of Year	106,786	$16.39	97,500	$15.95	41,935	$10.35
Forfeited	(3,308)	20.95	(3,472)	18.57	—
Granted	3,000	20.25	12,758	20.31	55,565	20.19

Outstanding at End of Year	106,478	16.39	106,786	16.39	97,500	15.95

        The following table summarizes information about fixed options outstanding at December 31, 2000:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$10.00 - $13.00	41,934	5.1 Years	$10.35	36,876	$10.37
$19.00 - $22.00	64,544	7.7 Years	20.32	36,637	19.96

	106,478	6.6 Years	16.39	73,513	15.32

        Had the Bank determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Bank's net income would have been reduced to the following pro forma amount:

	2000	1999	1998
Net Income:
As Reported	$2,120,078	$1,616,171	$1,253,891
Pro Forma	2,053,409	1,558,190	1,214,722
Per Share Data:
Net Income—Basic
As Reported	2.42	1.84	1.43
Pro Forma	2.35	1.78	1.38
Net Income—Diluted
As Reported	2.36	1.80	1.39
Pro Forma	2.29	1.74	1.35

NOTE 11—STOCK DIVIDEND

        The Bank issued 5% stock dividends in 2000, 1999, and 1998. All references in the accompanying financial statements and notes to the financial statements to the number of common shares and per share amounts have been restated to reflect the stock dividends.

NOTE 12—EARNINGS PER SHARE (EPS)

        The following is a reconciliation of net income and shares outstanding to the income and number of share used to compute EPS:

	2000		1999		1998
	Income	Shares	Income	Shares	Income	Shares
Net Income as Reported	$2,120,078		$1,616,171		$1,253,891
Shares Outstanding at Year End		877,404		877,404		877,404

Used in Basic EPS	2,120,078	877,404	1,616,171	877,404	1,253,891	877,404
Dilutive Effect of Outstanding
Stock Options		20,285	—	19,720	—	22,011

Used in Dilutive EPS	$2,120,078	897,689	$1,616,171	897,124	$1,253,891	899,415

NOTE 13—FAIR VALUE OF FINANCIAL INSTRUMENTS

        The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

        Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates.

        The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Financial Assets

        The carrying amounts of cash, short term investments, due from customers on acceptances, and Bank acceptances outstanding are considered to approximate fair value. Short term investments include federal funds sold, securities purchased under agreements to resell, and interest bearing deposits with Banks. The fair values of investment securities, including available for sale, are generally based on quoted market prices. The fair value of loans are estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices of similar instruments where available.

Financial Liabilities

        The carrying amounts of deposit liabilities payable on demand, commercial paper, and other borrowed funds are considered to approximate fair value. For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities. The fair value of long term debt is based on rates currently available to the Bank for debt with similar terms and remaining maturities.

Off-Balance Sheet Financial Instruments

        The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. The fair value of these financial instruments is not material.

        The estimated fair value of financial instruments at December 31, 2000 and 1999 are summarized as follows (dollar amounts in thousands):

	2000		1999
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets
Cash and Due From Banks	$12,188	$12,188	$7,878	$7,878
Federal Funds Sold	2,800	2,800	300	300
Investment Securities	5,504	5,504	7,259	7,259
Loans	164,044	164,179	133,459	133,514
Federal Reserve Bank and Federal Home Loan Bank Stock	261	261	586	586
Financial Liabilities
Deposits	171,610	171,629	135,925	135,931
Federal Funds Purchases	—	—	3,500	3,500

NOTE 14—SUBSEQUENT EVENTS

Stock Dividend

        In June 2001, the Bank declared a 5% stock dividend. All earning per share amounts have been restated to reflect this stock dividend.

Proposed Merger

        On August 22, 2001, the Bank announced the signing of a definitive merger agreement ("the Agreement") whereby First Community Bancorp will acquire all of the outstanding common stock of the Bank.

        The Agreement provides that the holders of the outstanding common shares and options to purchase common shares of the Bank will be paid $37.15 per share, for a total purchase price of $36.6 million. The merger is subject to standard conditions, including the approval of the shareholders of the Bank and bank regulatory agencies. The transaction is expected to close in the first quarter of 2002.

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INDEPENDENT AUDITORS' REPORT
PACIFIC WESTERN NATIONAL BANK STATEMENTS OF FINANCIAL CONDITION DECEMBER 31, 2000 and 1999
PACIFIC WESTERN NATIONAL BANK STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, and 1998
PACIFIC WESTERN NATIONAL BANK STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, and 1998
PACIFIC WESTERN NATIONAL BANK STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, and 1998
PACIFIC WESTERN NATIONAL BANK NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, and 1998